SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 25, 2020

GEOVAX LABS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52091	87-0455038
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

1900 Lake Park Drive, Suite 380

Smyrna, Georgia 30080

(Address of principal executive offices) (Zip code)

(678) 384-7220

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Securities registered pursuant to Section 12(b) of the Act:  None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial reporting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This Form 8-K and other reports filed by GeoVax Labs, Inc. (the “Company”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Company's management as well as estimates and assumptions made by the Company’s management.  When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Company or the Company’s management identify forward looking statements.  Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Company’s industry, operations and results of operations and any businesses that may be acquired by the Company.  Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.  Except as required by law, the Company does not undertake to update its forward-looking statements.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 25, 2020, the Company appointed Mark J. Newman, Ph,D., age 65, as the Company’s Chief Scientific Officer, on a part-time basis. Dr. Newman’s appointment was announced on August 26, 2020 by issuance of a press release. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K.

Dr. Newman, who previously served the Company as vice president of research and development from 2010 to 2013, joins the Company on a half-time basis. The other portion of his working time will be devoted primarily to his work at NewMark Diagnostics, which he founded in 2016. Prior, he served senior management positions at PaxVax, Pharmexa A/S, Epimmune, Vaxcel, Apollon, and Cambridge Biotech. During his 30-year career he shepherded the development of experimental vaccine and adjuvant products through preclinical research and into Phase 1 & 2 clinical testing. He is widely published in peer review publications and holds 10 U.S. patents. He holds a dual B.Sc/M.Sc. degree in Agriculture and Pre-Veterinary Medicine from the Ohio State University and earned his Ph.D. in Immunology at the John Curtin School for Medical Research, The Australian National University, Canberra.

Dr. Newman and the Company have entered into an employment agreement, a copy of which has been filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference. The employment agreement provides for Dr. Newman’s engagement on an at-will basis at a base salary of $250,000 on a full-time annualized basis, or $125,000 per year on a 50% prorated basis and 2 weeks of paid vacation per year. Dr. Newman is also eligible for an annual cash bonus and the grant of stock options, as are all Company employees. As a part-time employee, Dr. Newman is not eligible for the Company’s standard employee benefits programs.

Item 9.01            Financial Statements and Exhibits

The following exhibit is filed with this Current Report:

Exhibit 10.1     Employment Agreement between the Company and Dr. Mark J. Newman

Exhibit 99.1     Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 26, 2020

GEOVAX LABS, INC.

By:	/s/ Mark W. Reynolds
Mark W. Reynolds
Chief Financial Officer

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